CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 2 to the Registration Statement (Form N-2: File No. 333-193931) of our report dated November 30, 2015, on the financial statements and financial highlights of O'Connor EQUUS included in the Annual Report to shareholders for the year ended September 30, 2015.

                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 25, 2016